UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 River Street

Suite 1204

Hoboken, New Jersey 07030

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 293-1836

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.03	Bankruptcy or Receivership.

On January 27, 2016, Liquid Holdings Group, Inc. (the “Company”) and Liquid Prime Holdings, LLC, the Company’s subsidiary (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and the filings therein. The Debtors have obtained a Bankruptcy Court order to jointly administer the Chapter 11 cases under the caption In re: Liquid Holdings Group, Inc., et al. Case No. 16-10202. The Debtors will continue to manage their properties and operate their businesses as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To that end, on January 29, 2016, the Bankruptcy Court entered certain “first day” orders that will allow the Company to continue to conduct its business without interruption. These orders are designed primarily to minimize the impact on the Company’s operations, customers and employees.

Item 7.01	Regulation FD Disclosure.

On January 27, 2016, the Company issued a press release announcing that the Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Information contained in Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Liquid Holdings Group, Inc. on January 27, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.

Date: February 2, 2016

	By:	/s/ Peter R. Kent
Name: Peter R. Kent
Title: Chief Executive Officer and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Liquid Holdings Group, Inc. on January 27, 2016

4